Exhibit 99.1

OCEANTECH ACQUISITIONS I CORP.

PRO FORMA BALANCE SHEET

June 21, 2021

		Pro Forma
	June 2, 2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Current assets:
Cash	$1,294,207	$-		$1,294,207
Prepaid expenses	571,790	-		571,790
Due from sponsor	9,000	-		9,000
Total current assets	1,874,997	-		1,874,997
Cash held in trust account	101,000,000	3,260,000	(a)	104,292,600
		97,800	(b)
		(65,200)	(c)
Total Assets	$102,874,997	$3,292,600		$106,167,597

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	793,017	-		793,017
Promissory note-related party	163,039	-		163,039
Due to related party	2,333	-		2,333
Total Current Liabilities	958,389	-		958,389
Warrant liability	13,077,894	379,530	(f)	13,457,424
Deferred underwriters’ discount	3,500,000	114,100	(e)	3,614,100
Total Liabilities	17,536,283	493,630		18,029,913

Commitments
Class A common stock subject to possible redemption, 7,954,327 and 8,231,453 shares at redemption value, respectively	80,338,703	2,798,972	(d)	83,137,675

Stockholders’ Equity:
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,145,673 and 2,197,807 shares issued and outstanding (excluding 7,954,327 and 8,231,453 shares subject to possible redemption, respectively)	215	33	(a)	220
		(28)	(d)
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 2,875,000 shares issued and outstanding	288			288

Additional paid-in capital	5,708,316	3,259,967	(a)	5,707,417
		97,800	(b)
		(65,200)	(c)
		(2,798,944)	(d)
		(114,100)	(e)
		(379,530)	(f)
		(892)	(g)

Accumulated deficit	(708,808)	892	(g)	(707,916)
Total Stockholders’ Equity	5,000,011	(2)		5,000,009

Total Liabilities and Stockholders’ Equity	$102,874,997	$3,292,600		$106,167,596

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of OCEANTECH ACQUISITIONS I CORP. (the “Company”) as of June 2, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on June 21, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share and one redeemable warrant (“Public Warrant”) to purchase one share of Class A common stock. Each whole warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to an aggregate of 1,500,000 additional Units to cover over-allotments, if any. On June 21, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 326,000 Over-Allotment Units, generating an aggregate of gross proceeds of $3,260,000, and incurred $65,200 in cash underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company consummated the private sale (the “Private Placement”) of an aggregate of 97,800 Private Warrants (the “Private Placement Warrants”), of which 74,980 Private Placement Warrants were purchased by OceanTech Acquisitions I Sponsors LLC and 22,820 Private Placement Warrants were purchased by Maxim Group LLC (and/or its designees) at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $97,800.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $104,292,600 ($10.00 per Unit) was placed in a U.S.-based trust account at J.P. Morgan Chase N.A., with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$3,260,000
	Class A common stock		$33
	Additional paid-in capital		$3,259,967
	To record sale of 326,000 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$97,800
	Additional paid-in capital		$97,800
	To record sale of 97,800 Private Placement Warrants at $1.00 per Private Placement Warrant

(c)	Additional paid-in capital	$65,200
	Cash held in trust account		$65,200
	To record payment of cash underwriting fee

(d)	Class A common stock	$28
	Additional paid-in capital	$2,798,944
	Class A common stock subject to possible redemption		$2,798,972
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares

(e)	Additional paid-in capital	$114,100
	Deferred underwriters’ discount		$114,100
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units

(f)	Additional paid-in capital	$379,529
	Warrant liability		$379,529
	To record change in fair value of warrant liability

(g)	Additional paid-in capital	$892
	Accumulated deficit		$892
	To record change in deferred offering costs allocated to warrant liability